EXHIBIT 23(a)



INDEPENDENT AUDITOR'S CONSENT


General Motors Acceptance Corporation

We consent to the incorporation by reference in this Registration Statement of General Motors Acceptance Corporation on Form S-3 of our report dated January 29, 1996, appearing in the Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Detroit, Michigan

September 13, 1996